As filed with the Securities and Exchange Commission on May 1, 2001
                      Registration No. 333-_______________
--------------------------------------------------------------------------------




                                    FORM S-8

             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                           MARINE PRODUCTS CORPORATION
                           ---------------------------
             (Exact name of registrant as specified in its charter)

            Delaware                                     58-2572419
            --------                                     ----------
 (State or other jurisdiction of            (I.R.S. Employer Identification No.)
 incorporation or organization)

                   2170 Piedmont Road, Atlanta, Georgia 30324
                   ------------------------------------------
               (Address of Principal Executive Offices) (Zip Code)

         Marine Products Corporation 2001 Employee Stock Incentive Plan
         --------------------------------------------------------------
                            (Full title of the plan)

             R. Randall Rollins, Chairman of the Board of Directors
                           Marine Products Corporation
                            2170 Piedmont Road, N.E.
                             Atlanta, Georgia 30324
                             ----------------------
                     (Name and address of agent for service)

                                 (404) 321-2140
                                 --------------
          (Telephone number, including area code, of agent for service)

                                    Copy to:
                           B. Joseph Alley, Jr., Esq.
                            Arnall Golden Gregory LLP
                            2800 One Atlantic Center
                           1201 West Peachtree Street
                           Atlanta, Georgia 30309-3450
                                 (404) 873-8500


                         Calculation of Registration Fee
------------------------- ------------------- --------------------------- ------------------------ --------------------
                                                                             Proposed maximum           Amount of
 Title of securities to      Amount to be     Proposed maximum offering     aggregate offering        registration
     be registered            registered           price per share                 price                  fee*
------------------------- ------------------- --------------------------- ------------------------ --------------------
     Common Stock,
     $.10 par value        2,000,000 Shares             $3.80                  $7,600,000              $1,900.00
------------------------- ------------------- --------------------------- ------------------------ --------------------

* Calculated pursuant to Rules 457(c) and 457(h), based upon the average of the high and low prices reported for the Common Stock on April 24, 2001 as quoted on the American Stock Exchange.

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.  Incorporation of Certain Documents by Reference.

     The following  documents are  incorporated by reference in the Registration
Statement:

     (a) Marine Products Annual Report on Form 10-K for the year ended December 31, 2000;

     (b) The description of Marine Products' common stock as contained in Marine Products' Registration Statement on Form 10 filed under Section 12 of the Securities Exchange Act of 1934, including any amendment or report filed for the purpose of updating such description; and

     (c) All documents subsequently filed by Marine Products pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, prior to the filing of a post-effective amendment to this registration statement which indicates that all of the shares of common stock offered have been sold or which deregisters all of such shares then remaining unsold, shall be deemed to be incorporated by reference in this registration statement and to be a part hereof from the date of filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this registration statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this registration statement.

Item 4.  Description of Securities

     Not applicable.

Item 5.  Interests of Named Experts and Counsel.

     Not applicable.

Item 6.  Indemnification of Directors and Officers.

     Marine Products is a Delaware corporation. The following summary is qualified in its entirety by reference to the complete text of the Delaware General Corporation Law (the "DGCL"), Marine Products' Certificate of Incorporation and Marine Products' Bylaws.

     Marine Products' bylaws provides that it shall indemnify, to the fullest extent permitted by Section 145 of the DGCL, each person who is involved in any litigation or other proceeding because of his or her position as a director or officer of Marine Products, against all expense, loss or liability reasonably incurred or suffered in connection with that litigation. Marine Products' bylaws provide that it shall pay a director or officer expenses incurred in defending any proceeding in advance of its final disposition upon its receipt of an undertaking, by or on behalf of the director or officer, to repay all amounts so advanced if it is ultimately determined that the director or officer is not entitled to indemnification.

     Section 145 of the DGCL permits a corporation to indemnify any director or officer of the corporation against expenses, including attorneys' fees, judgments, fines and amounts paid in settlement actually and reasonably incurred in connection with any action, suit or proceeding brought by reason of the fact that the person is or was a director or officer of the corporation, if the person acted in good faith and in a manner that he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, if he had no reason to believe his conduct was unlawful. In a derivative action, indemnification may be made only for expenses actually and reasonably incurred by any director or officer in connection with the defense or settlement of an action or suit if the person acted in good faith and in a manner that he reasonably believed to be in or not opposed to the best interests of the corporation, except that no indemnification shall be made if the person shall have been adjudicated to be liable to the corporation, unless and only to the extent that the court in which the action or suit was brought determines that the defendant is fairly and reasonably entitled to indemnity for these expenses despite an adjudication of liability.

     As provided for in Section 102(b)(7) of the DGCL, Marine Products' certificate of incorporation eliminates the liability of a director to the corporation or its stockholders for monetary damages for a breach of fiduciary duty as a director, except for liabilities arising:

     o from any breach of the director's duty of loyalty to the corporation or its stockholders;

     o from acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law;

     o under Section 174 of the DGCL in connection with the payment of an unlawful dividend or unlawful stock purchase or redemption; or

     o from any transaction from which the director derived an improper personal benefit.

     Insofar as indemnification for liabilities arising under the Securities Act of 1933 (the "1933 Act"), may be permitted to directors, officers or persons controlling Marine Products pursuant to the foregoing provision of the DGCL and Marine Products' Certificate of Incorporation and Bylaws, Marine Products has been informed that indemnification is considered by the Securities and Exchange Commission to be against public policy and therefore unenforceable.

Item 7.  Exemption from Registration Claimed.

     Not applicable.

Item 8.  Exhibits.

Exhibit No.   Exhibit
-----------   -------
4.1           Form of Stock  Certificate  (Incorporated  by reference to Exhibit
              4.1 to Marine Products' Registration Statement on Form 10 filed on December 8, 2000)

5*            Opinion of Arnall Golden Gregory LLP regarding legality

23.1*         Consent of Arnall Golden Gregory LLP (included as part of Exhibit
              5 hereto)

23.2*         Consent of Arthur Andersen LLP

24.1*         Powers of Attorney (included as part of the signature page hereto)

99.1 Marine Products Corporation 2001 Employee Stock Incentive Plan (Incorporated by reference to Exhibit 10.1 to Marine Products' Form 10 filed February 13, 2001)
----------------------
* Filed herewith.

Item 9.  Undertakings.

     (a) The undersigned Marine Products hereby undertakes:

          (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

                    (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

                    (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement;

                    (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

                    Provided, however, that paragraph (a)(1)(i) and (a)(1)(ii) shall not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by Marine Products pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

          (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (3) To remove registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     (b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of Marine Products pursuant to the provisions described in Item 6 above, or otherwise, Marine Products has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by Marine Products of expenses incurred or paid by a director, officer or controlling person of Marine Products in the successful defense of any action, suit or proceedings) is asserted by such director, officer or controlling person in connection with the securities being registered, Marine Products will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Atlanta, State of Georgia on April 24, 2001.

                                    MARINE PRODUCTS CORPORATION

                                    By:  /s/  R. Randall Rollins
                                       -----------------------------------------
                                          R. Randall Rollins
                                          Chairman of the Board of Directors

     KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints R. Randall Rollins, Richard A. Hubbell and Ben M. Palmer and each of them, his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him and in his name, place, and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

     Pursuant  to  the   requirements  of  the  Securities  Act  of  1933,  this
Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

PRINCIPAL EXECUTIVE, FINANCIAL & ACCOUNTING OFFICERS AND DIRECTORS:
------------------------------------------------------------------

          Name                                     Title                              Date
---------------------------------      --------------------------------------------   --------------
/s/ R. Randall Rollins                 Chairman of the Board of Directors             April 24, 2001
---------------------------------
R. Randall Rollins

/s/ Richard A. Hubbell                 President, Chief Executive Officer and         April 24, 2001
---------------------------------      Director (Principal Executive Officer)
Richard A. Hubbell

/s/ Ben M. Palmer                      Vice President, Chief Financial Officer,       April 24, 2001
---------------------------------      Treasurer and Assistant Secretary (Principal
Ben M. Palmer                          Financial and Accounting Officer)

/s/ James A. Lane, Jr.                 Executive Vice President and Director          April 24, 2001
---------------------------------
James A. Lane, Jr.

/s/ Linda H. Graham                    Vice President and Director                    April 24, 2001
---------------------------------
Linda H. Graham

/s/ Wilton Looney                      Director                                       April 24, 2001
---------------------------------
Wilton Looney

/s/ Henry B. Tippie                    Director                                       April 24, 2001
---------------------------------
Henry B. Tippie

/s/ James B. Williams                  Director                                       April 24, 2001
---------------------------------
James B. Williams

/s/ Gary W. Rollins                    Director                                       April 24, 2001
---------------------------------
Gary W. Rollins

                                  EXHIBIT INDEX

Exhibit No.   Exhibit
-----------   -------
4.1           Form of Stock  Certificate  (Incorporated  by reference to Exhibit
              4.1 to Marine Products' Registration Statement on Form 10 filed on December 8, 2000)

5*            Opinion of Arnall Golden Gregory LLP regarding legality

23.1*         Consent of Arnall Golden Gregory LLP (included as part of Exhibit
              5 hereto)

23.2*         Consent of Arthur Andersen LLP

24.1*         Powers of Attorney (included as part of the signature page hereto)

99.1 Marine Products Corporation 2001 Employee Stock Incentive Plan (Incorporated by reference to Exhibit 10.1 to Marine Products' Form 10 filed February 13, 2001)
----------------------
* Filed herewith.



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